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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K


                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  October 16, 1997


                           CLIFFS DRILLING COMPANY
           (Exact Name of Registrant as Specified in Its Charter)


                                  DELAWARE
               (State or Other Jurisdiction of Incorporation)


                0-16703                             76-0248934
        (Commission File Number)        (IRS Employer Identification No.)


     1200 SMITH STREET, SUITE 300
            HOUSTON, TEXAS                             77002
(Address of Principal Executive Offices)             (Zip Code)


                               (713) 651-9426
            (Registrant's Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS.

     On October 16, 1997, Cliffs Drilling Company (the "Company") entered into a letter of intent to acquire 2 offshore platform drilling rigs, one self-propelled jack-up drilling/workover rig, and substantially all of the assets used in the offshore contract drilling business of Well Services
(Marine) Limited, a Trinidad and Tobago company. The purchase price is $47 million, consisting of $23.5 million in cash and $23.5 million in Cliffs Drilling Company Common Stock, subject to certain closing and post-closing adjustments.

     Closing of the acquisition is subject to execution and delivery of a definitive agreement, certain approvals and consents and satisfaction of customary closing conditions to be contained in the definitive agreement. The closing of the acquisition is expected to occur on or before January 15, 1998.

     The 2 platform rigs and the jack-up drilling/workover rig are currently operating under contracts in Trinidad. In conjunction with the acquisition, it is expected that the Company will employ substantially all of the employees of Well Services (Marine) Limited used in its offshore contract drilling business.

     A copy of the related news release is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

         99.1 News Release dated October 16, 1997


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CLIFFS DRILLING COMPANY

Date    October 30, 1997                By       /s/ Edward A. Guthrie
     -----------------------               -----------------------------------
                                                    Edward A. Guthrie
                                                Vice President - Finance



Date    October 30, 1997                By      /s/ Cindy B. Taylor
     -----------------------               -----------------------------------
                                                    Cindy B. Taylor
                                               Vice President - Controller




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                                EXHIBIT INDEX



99.1    News Release dated October 16, 1997.